Exhibit 1.1

4,500,000 Shares

Merit Medical Systems, Inc.

Common Stock

UNDERWRITING AGREEMENT

March 22, 2017

Merrill Lynch, Pierce, Fenner & Smith
Incorporated

Piper Jaffray & Co.

as Representatives of the several Underwriters

c/o

Merrill Lynch, Pierce, Fenner & Smith
Incorporated

One Bryant Park
New York, New York 10036

Piper Jaffray & Co.

U.S. Bancorp Center

800 Nicollet Mall

Minneapolis, Minnesota 55402

Ladies and Gentlemen:

Merit Medical Systems, Inc., a Utah corporation (the “Company”), proposes to sell to Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), Piper Jaffray & Co. (“Piper Jaffray”, and together with Merrill Lynch, the “Representatives”) and each of the other underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof) an aggregate of 4,500,000 shares (the “Firm Shares”) of Common Stock, no par value per share (the “Common Stock”), of the Company.  The Company has also granted to the Underwriters an option to purchase up to 675,000 additional shares of Common Stock, on the terms and for the purposes set forth in Section 3 hereof (the “Option Shares”).  The Firm Shares and any Option Shares purchased pursuant to this Underwriting Agreement are herein collectively called the “Securities.”

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered and hereby confirms its agreement with respect to the sale of the Securities to the Underwriters pursuant to the terms of this Agreement.

1.             Registration Statement and Prospectus.  The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-193059) under the Securities Act of 1933, as amended (the “Securities Act” or “Act”) and the rules and regulations (the “Rules and Regulations”) of the Commission thereunder, and such amendments to such registration statement as may have been required to the date of this Agreement.  Such registration statement has been declared effective by the Commission.  Such registration statement, at any given time, including amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12(a) of Form S-3 under the Securities Act at such time and the documents and information otherwise deemed to be a part thereof or included therein by Rule 430B under the Securities Act (the “Rule 430B Information”) or otherwise pursuant to the Rules and Regulations at such time, is herein called the “Registration Statement.”  The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.”  Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the “Rule 462(b) Registration Statement” and, from and after the date and time of filing of the Rule 462(b) Registration Statement, the term “Registration Statement” shall include the Rule 462(b) Registration Statement.

The prospectus in the form in which it appeared in the Original Registration Statement is herein called the “Base Prospectus.”  Each preliminary prospectus supplement to the Base Prospectus (including the Base Prospectus as so supplemented), that describes the Securities and the offering thereof, that omitted the Rule 430B Information and that was used prior to the filing of the final prospectus supplement referred to in the following sentence is herein called a “Preliminary Prospectus.”  Promptly after execution and delivery of this Agreement, the Company will prepare and file with the Commission a final prospectus supplement to the Base Prospectus relating to the Securities and the offering thereof in accordance with the provisions of Rule 430B and Rule 424(b) of the Rules and Regulations.  Such final supplemental form of prospectus (including the Base Prospectus as so supplemented), in the form filed with the Commission pursuant to Rule 424(b) is herein called the “Prospectus.”  Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12(a) of Form S-3 under the Securities Act as of the most recent effective date of the Registration Statement or the date of such prospectus, as the case may be (excluding, for clarity, any documents that have been superseded or modified pursuant to Rule 412 of the Securities Act).

For purposes of this Agreement, all references to the Registration Statement, the Rule 462(b) Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”) or any successor system.  All references in this Agreement to financial statements and schedules and other information which is “described,” “contained,” “included” or “stated” in the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by the Rules and Regulations to be a part of or included in the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be (excluding, for clarity, any documents that have been superseded or modified pursuant to Rule 412 of the Securities Act).  All references in this Agreement to amendments or supplements to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to mean and include the subsequent filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and which is deemed to be incorporated therein by reference therein or otherwise deemed by the Rules and Regulations to be a part thereof.

2.             Representations and Warranties of the Company.

(a)           The Company represents and warrants to each Underwriter as of the date hereof, the Time of Sale, the Closing Date and any Date of Delivery (each as defined in Section 3 below), and agrees with each Underwriter, as follows:

(i)            No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission.  Each Preliminary Prospectus, at the time of filing or the time of first use within the meaning of the Rules and Regulations, complied in all material respects with the requirements of the Securities Act and the Rules and Regulations and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements in or omissions from any Preliminary Prospectus made in reliance upon, and in conformity with, the Underwriter Information (as defined in Section 2(iii) below).

(ii)           The Registration Statement was declared effective by the Commission under the Securities Act on May 22, 2014.  The Company has complied, to the Commission’s satisfaction, with all requests of the Commission for additional or supplemental information with respect to the Registration Statement.  No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission.

(iii)          Each part of the Registration Statement, at the time such part became effective (including each deemed effective date with respect to the Underwriters pursuant to Rule 430B or otherwise under the Securities Act), at all other subsequent times until the expiration of the Prospectus Delivery Period (as defined in Section 4(a) below), and at the Closing Date and any Date of Delivery, and the Prospectus (or any amendment or supplement to the Prospectus), at the time of filing or the time of first use within the meaning of the Rules and Regulations, at all subsequent times until expiration of the Prospectus Delivery Period, and at the Closing Date and any Date of Delivery complied and will comply in all material respects with the applicable requirements and provisions of the Securities Act, the Rules and Regulations and the Exchange Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  The Prospectus, as amended or supplemented, as of its date, or the time of first use within the meaning of the Rules and Regulations, at all subsequent times until the expiration of the Prospectus Delivery Period, and at the Closing Date and any Date of Delivery, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with written information relating to the Underwriters furnished to the Company by any Underwriter through the Representatives expressly for use in the preparation thereof.  For purposes of this Agreement, the only information so furnished shall be (1) the information in the first paragraph under the heading “Underwriting (Conflicts of Interest)—Commissions, Discounts and Estimated

Expenses,” (2) the information in the second, third and fourth paragraphs under the heading “Underwriting (Conflicts of Interest)—Price Stabilization and Short Positions,” and (3) the list of Underwriters and their respective participation in the offering and sale of Securities, in each case contained in the Registration Statement, the Time of Sale Disclosure Package (as defined in Section 2(a)(v) below) and the Prospectus (collectively, the “Underwriter Information”).

(iv)          The conditions for use of Form S-3, set forth in the General Instructions thereto, have been satisfied.

(v)           Neither (A) the Issuer General Free Writing Prospectus(es) issued at or prior to the Time of Sale and set forth on Schedule I, the information set forth on Schedule II, and the Statutory Prospectus (as defined below) as of the Time of Sale, all considered together (collectively, the “Time of Sale Disclosure Package”), nor (B) any individual Issuer Limited-Use Free Writing Prospectus, when considered together with the Time of Sale Disclosure Package, includes or included as of the Time of Sale any untrue statement of a material fact or omits or omitted as of the Time of Sale to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus made in reliance upon, and in conformity with, the Underwriter Information.  As used in this paragraph and elsewhere in this Agreement:

(1)           “Time of Sale” means 5:30 p.m. (Eastern time) on the date of this Agreement.

(2)           “Statutory Prospectus” as of any time means the Preliminary Prospectus that is included in the Registration Statement immediately prior to that time.  For purposes of this definition, 430B Information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) under the Securities Act.

(3)           “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Securities that (x) is required to be filed with the Commission by the Company, or (y) is exempt from filing pursuant to Rule 433(d)(5)(i) under the Securities Act because it contains a description of the Securities or of the offering that does not reflect the final terms, or is a “bona fide electronic roadshow,” as defined in Rule 433 of the Rules and Regulations, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.

(4)           “Issuer General Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule I to this Agreement.

(5)           “Issuer Limited-Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Free Writing Prospectus.

(vi)          (A) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the Prospectus Delivery Period or until any earlier date that the Company notified or notifies the Underwriters as described in Section 4(b), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any Statutory Prospectus or the Prospectus that has not been superseded or modified.  The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus made in reliance upon and in conformity with the Underwriter Information.

(B)          (1) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities and (2) at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act, without taking into account any determination by the Commission pursuant to Rule 405 under the Securities Act that it is not necessary that the Company be considered an “ineligible issuer.”

(C)          Each Issuer Free Writing Prospectus satisfied, as of its issue date and at all subsequent times through the Prospectus Delivery Period, all other conditions to use thereof as set forth in Rules 164 and 433 under the Securities Act.

(vii)         The documents incorporated by reference in the Time of Sale Disclosure Package and in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and were filed on a timely basis with the Commission and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; any further documents so filed and incorporated by reference in the Time of Sale Disclosure Package or in the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(viii)        The financial statements of the Company, together with the related notes, set forth or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus comply in all material respects with the requirements of the Securities Act and the Exchange Act and fairly present the financial condition of the Company and its consolidated subsidiaries as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with generally accepted accounting principles in the United States consistently applied throughout the periods involved (“GAAP”).  The financial statements of DFINE, Inc. (“DFINE”), together with the related notes, incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus comply in all material respects with the requirements of the Securities Act and the Exchange Act and fairly present the financial condition of DFINE and its subsidiary as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with GAAP.  Any supporting schedules included in the Registration Statement present fairly the information required to be stated therein. The pro forma financial information and the related notes thereto included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. No other financial statements or schedules are required to be included in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus.

(ix)          All non-GAAP financial information included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus complies with the requirements of Regulation G and Item 10 of Regulation S-K under the Securities Act; and, except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, there are no material off-balance sheet arrangements (as defined in Regulation S-K under the Securities Act, Item 303(a)(4)(ii)) or any other relationships with unconsolidated entities or other persons, that may have a material current or, to the Company’s knowledge, material future effect on the Company’s financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenue or expenses.  The selected financial data and the summary financial information included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein.  The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(x)           (A) Deloitte & Touche LLP, which has expressed its opinion with respect to the audited financial statements and schedules and its negative assurance with respect to the pro forma financial statements and schedules set forth or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, is (x) an independent registered public accounting firm within the meaning of the Securities Act and the Rules and Regulations, and the rules of the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and (y) to the knowledge of the Company, not in violation of the auditor independence requirements of the Sarbanes-Oxley Act, and (B) PricewaterhouseCoopers LLP, which has expressed its opinion with respect to the audited financial statements and schedules and its negative assurance with respect to the unaudited interim financial statements and schedules of DFINE and its subsidiary incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, are independent certified public accountants with respect to DFINE and its subsidiary within all applicable rules and regulations adopted by the American Institute of Certified Public Accountants.

(xi)          Each of the Company and its subsidiaries (A) has been duly organized and is validly existing as a corporation (or other legal entity) in good standing (or the foreign equivalent thereof) under the laws of its jurisdiction of incorporation or organization, as applicable, (B) has the requisite corporate or other power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and (C) is duly qualified to do business as a foreign corporation (or other entity) in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, have a material adverse effect upon the business, prospects, management, properties, operations, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole (“Material Adverse Effect”).  For purposes of this Agreement, the Company’s “subsidiaries” consist solely of the entities identified as such in Schedule III hereto.

(xii)         Except as otherwise disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus:

(A)          neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock;

(B)          there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options), or any material change in the short-term or long-term debt, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock (other than (1) issuances of shares of Common Stock pursuant to the Company’s existing stock incentive and other employee benefit plans referenced in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, and (2) the Company’s acquisition of the outstanding shares of Argon Medical Devices Singapore Pte. Ltd. and Argon Medical Devices Japan KK), of the Company or any of its subsidiaries; and

(C)          there has not been any material adverse change in the general affairs, condition (financial or otherwise), business, prospects, management, properties, operations or results of operations of the Company and its subsidiaries, taken as a whole (“Material Adverse Change”) or any development which could reasonably be expected to result in any Material Adverse Change.

(xiii)        Except as set forth in the Time of Sale Disclosure Package and in the Prospectus, there is, to the knowledge of the Company, not pending, threatened or contemplated, any action, suit or proceeding (A) to which the Company or any of its subsidiaries is a party or (B) which has as the subject thereof any executive officer or director of the Company, any employee benefit plan sponsored by the Company or any property or assets owned or leased by the Company before or by any court or Governmental Authority (as defined in Section 2(a)(xv)(C) below), or any arbitrator, which, individually or in the aggregate, is reasonably likely to result (if determined adversely to the Company or any of its subsidiaries) in any Material Adverse Change, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement or which are otherwise material in the context of the sale of the Securities.  There are no current or, to the knowledge of the Company, pending, legal, governmental or regulatory actions, suits or proceedings to which the Company or any of its subsidiaries is subject, or which have as the subject thereof, any executive officer or director of the Company, any employee benefit plan sponsored by the Company or any property or assets owned or leased by the Company, that are required to be described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus by the Securities Act or by the Rules and Regulations and that have not been so described.

(xiv)        There are no statutes, regulations, contracts or documents that are required to be described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus or required to be filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations that have not been so described or filed.

(xv)         This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company.  The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) result in any violation of the provisions of the Company’s articles of incorporation or by-laws or (C) result in the violation of any law or statute or any judgment, order, rule, regulation or decree of any court or arbitrator or federal, state, local or foreign governmental agency or regulatory authority having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets (each, a “Governmental Authority”), except, in the case of each of clauses (A) and (C) above, for such conflict, breach, violation or default that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.  No consent, approval, authorization or order of, or registration or filing with any Governmental Authority is required for the execution, delivery and performance of this Agreement or for the consummation of the transactions contemplated hereby, including the issuance or sale of the Securities by the Company, except such as may be required under the Securities Act, the Rules and Regulations, the Exchange Act, the rules of the Financial Industry Regulatory Authority (“FINRA”), the rules of The Nasdaq Global Select Market (“NASDAQ,” and such rules, the “Exchange Rules”) or foreign or state securities or blue sky laws. The Company has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, including the authorization, issuance and sale of the Securities as contemplated by this Agreement.

(xvi)        (A) All of the issued and outstanding shares of capital stock of the Company, including the outstanding shares of Common Stock, have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all applicable federal and state and foreign securities laws, were not issued in violation of any preemptive rights or other rights to subscribe for or purchase securities, and the holders thereof are not subject to personal liability by reason of being such holders; (B) the Securities which may be sold hereunder by the Company have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable, and the holders thereof will not be subject to personal liability by reason of being such holders; and (C) the capital stock of the Company, including the Common Stock, conforms to the description thereof in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus in all material respects. Except as otherwise stated in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and except for restrictions on transfer applicable to employees, officers and directors that are contained in applicable policies of the Company, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company’s articles of incorporation, by-laws or any agreement or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound.  Neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company (collectively “Registration Rights”), and no person currently has any such Registration Rights.  All of the issued and outstanding shares of capital stock of each of the Company’s subsidiaries which are corporations have been duly and validly authorized and issued and are fully paid and nonassessable, except where the absence of such authorization, issuance or payment would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and, except as otherwise described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and except for security interests granted to the lenders under the Second Amended and Restated Credit Agreement, dated July 6, 2016, or as set forth on Schedule III attached hereto, the Company directly or indirectly owns of record and beneficially, free and clear of any security interests, claims, liens, proxies, or other encumbrances, all of the issued and outstanding equity interests of the Company’s subsidiaries.  Except as referenced in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company or any subsidiary of the Company any shares of the capital stock of the Company or any subsidiary of the Company.  The authorized capital stock of the Company will, immediately prior to the Time of Sale, consist of (A) 100,000,000 shares of Common Stock, no par value per share, of which 44,679,658 shares were issued and outstanding as of March 17, 2017 and (B) 5,000,000 shares of Preferred Stock, no par value per share, of which no shares are issued and outstanding.  The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Time of Sale Disclosure Package and the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

(xvii)       The Company and its subsidiaries have good and marketable title to all property (whether real or personal) described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus as being owned by the Company or such subsidiaries (as applicable), in each case free and clear of all liens, claims, security interests, other encumbrances or defects except such as (A) are described in the

Registration Statement, the Time of Sale Disclosure Package and the Prospectus or (B) are not, individually or collectively, reasonably likely to result in a Material Adverse Change.  The property held under lease by the Company and its subsidiaries is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company or its subsidiaries.

(xviii)      The Company or one of its subsidiaries owns, licenses (or otherwise has the right to use), or can acquire on reasonable terms, all patents, patent applications, patent rights, trade and service marks, trade and service mark registrations, trade names, copyrights, inventions, trade secrets, domain names, know-how (including all unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other intellectual property (together, “Intellectual Property”) necessary for the conduct of the Company’s and it subsidiaries’ business as now conducted or as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus as how it will be conducted, except where such failure to own, license (or otherwise have the right to use) or acquire such Intellectual Property would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Furthermore:

(A)          to the knowledge of the Company, there is no infringement, misappropriation or violation by third parties of any Intellectual Property owned by the Company and its subsidiaries (other than any infringement, misappropriation or violation which the Company believes is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect);

(B)          there is no pending or, to the knowledge of the Company, threatened, action, suit, proceeding or claim by others challenging the Company’s or any of its subsidiaries’ rights in or to any Intellectual Property owned by the Company and its subsidiaries (other than actions, suits, proceedings or claims which the Company believers are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect), and the Company is unaware of any facts which would form a reasonable basis for any such claim;

(C)          the Intellectual Property owned by the Company and its subsidiaries, and to the knowledge of the Company, the Intellectual Property licensed to the Company and its subsidiaries, has not been adjudged invalid or unenforceable, in whole or in part, and there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any Intellectual Property owned by the Company and its subsidiaries (other than actions, suits, proceedings or claims which the Company believes are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect);

(D)          other than actions, suits, proceedings or claims which the Company believes are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect, (1) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company or any of its subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property or other proprietary rights of others and (2) neither the Company nor any of its subsidiaries has received any written notice of such claim and the Company is unaware of any other fact which would form a reasonable basis for any such claim;

(E)           each person who is or was an employee or contractor of the Company or its subsidiaries and who is or was involved, while an employee or contractor of the Company or its subsidiaries, in the creation or development of any Intellectual Property for or on behalf of the Company or its subsidiaries has signed an agreement containing an assignment to the Company or its subsidiaries of such person’s rights in and to such Intellectual Property, except where the failure to do so would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect, and, to the Company’s knowledge, no current employee of the Company or any of its subsidiaries is in or has ever been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or any of its subsidiaries or actions undertaken by the employee while employed with the Company or any of its subsidiaries;

(F)           the Company and its subsidiaries have complied with the terms of each agreement pursuant to which Intellectual Property is licensed to the Company or its subsidiaries, or the Company or its subsidiary, as the case may be, otherwise has the right to use such Intellectual Property, except where the failure to so comply would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect, and, to the Company’s knowledge, all such agreements are in full force and effect.

(xix)        Neither the Company nor any of its subsidiaries is (A) in violation of its respective articles of incorporation, by-laws or other organizational documents, or (B) in breach of or otherwise in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note, indenture, loan agreement or any other material contract, lease or other instrument to which it is subject or by which any of them may be bound, or to which any of the material property or assets of the Company or any of its subsidiaries is subject, except, in the case of clause (B), for any such defaults or events which are not, individually or collectively, reasonably likely to result in a Material Adverse Change.

(xx)         The Company and its subsidiaries have timely filed all federal, state, local and foreign income and franchise tax returns required to be filed and are not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, except for such taxes as the Company or any of its subsidiaries is contesting in good faith, and except where the failure to timely file such tax returns or pay such taxes would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  There is no pending dispute with any taxing authority relating to any tax returns described in the immediately preceding sentence, and the Company has no knowledge of any proposed liability for any material tax to be imposed upon the properties or assets of the Company for which there is not a reserve reflected in the Company’s financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, which the Company’s management believes is sufficient to address such liability.

(xxi)        The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Time of Sale Disclosure Package or the

Prospectus or other materials permitted by the Securities Act to be distributed by the Company; provided, however, that, except as set forth on Schedule I, the Company has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act, except in accordance with the provisions of Section 2(a)(vi) of this Agreement.

(xxii)       The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is included or approved for listing on NASDAQ under the ticker symbol “MMSI” and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from NASDAQ nor has the Company received any notification that the Commission or NASDAQ is contemplating terminating such registration or listing.  The Company has complied with the applicable requirements of NASDAQ for maintenance of inclusion of the Common Stock thereon.  The Company has filed a notification form with NASDAQ for the listing of the Securities on NASDAQ.

(xxiii)      Other than the subsidiaries of, and non-controlling interests of entities held by, the Company, in each case, as identified as such in Schedule III, the Company, directly or indirectly, owns no capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust or other entity.

(xxiv)     The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Company’s internal control over financial reporting is effective and none of the Company, its board of directors and audit committee is aware of any “significant deficiencies” or “material weaknesses” (each as defined by the Public Company Accounting Oversight Board) in its internal control over financial reporting, or any fraud, whether or not material, that involves management or other employees of the Company who have a significant role in the Company’s internal controls; and since the end of the latest audited fiscal year, there has been no change in the Company’s internal control over financial reporting (whether or not remediated) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.  The Company’s board of directors has, subject to the exceptions, cure periods and the phase in periods specified in the applicable Exchange Rules, validly appointed an audit committee to oversee internal accounting controls whose composition satisfies the applicable requirements of the Exchange Rules and the Company’s board of directors and/or the audit committee has adopted a charter that satisfies the requirements of the Exchange Rules.

(xxv)      Other than as contemplated by this Agreement, the Company has not incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(xxvi)     Except as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, the Company and each of its subsidiaries:

(A)          is and at all times has been (or, in the case of subsidiaries, for so long as such entity has been a subsidiary of the Company) in compliance with all applicable federal, state, local and foreign statutes, rules, regulations, requirements, and guidance applicable to the ownership, testing, research, development, design, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed by the Company or its subsidiaries, including all federal, state, local and foreign health care laws applicable to the Company and its subsidiaries (collectively, “Applicable Laws”), except for such non-compliance as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(B)          has not received any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other correspondence or notice from the U.S. Food and Drug Administration (“FDA”) or any other federal, state, local or foreign Governmental Authority alleging or asserting noncompliance with any Applicable Laws or any licenses, certificates, consents, approvals, clearances, authorizations, registrations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”) which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(C)          possesses all material Authorizations and such Authorizations are valid and in full force and effect and neither the Company nor any of its subsidiaries is in violation of any term of any such Authorizations;

(D)          has not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from FDA or any other federal, state, local or foreign Governmental Authority or third party alleging that any product, testing, research, operation, approval, clearance, or activity is in violation of any Applicable Laws or Authorizations and has no knowledge that any such Governmental Authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding;

(E)           has not received notice that any Governmental Authority has taken, is taking or intends to take action to limit, suspend, modify, rescind or revoke any Authorizations and has no knowledge that any such Governmental Authority is considering such action;

(F)           has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct on the date filed in all material respects (or were corrected or supplemented by a subsequent submission);

(G)          has not engaged in activities which are, as applicable, cause for false claims liability, civil penalties, or mandatory or permissive exclusion from Medicare, Medicaid, or any other state health care program or federal health care program, except where such false claims liability, civil penalties or exclusion would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

(H)          has not, either voluntarily or involuntarily, initiated, conducted, or issued or caused to be initiated, conducted or issued, any recall, market withdrawal or replacement, safety alert, post-sale warning, “dear doctor” letter, or other notice or action relating to the alleged lack of safety or efficacy of any product of the Company or its subsidiaries or any alleged product defect or material violation, except where such recall, withdrawal or replacement, alert, warning, letter or other notice or action would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and

(I)            has, to the extent required by applicable laws and regulations of the FDA or any other applicable federal, state, local or foreign government or regulatory authority, submitted an Investigational Device Exemption application or amendment or supplement to FDA or other required documentation for each clinical trial it has conducted or sponsored or is conducting or sponsoring, and all such submissions were in material compliance with applicable laws and regulations when submitted and no material deficiencies have been asserted by FDA or any other applicable federal, state, local, or foreign government or regulatory authority with respect to any such submission.

(xxvii)    All manufacturing operations performed by or on behalf of the Company and its subsidiaries are being conducted in all material respects in compliance with the Quality System regulation of the FDA and, to the extent applicable, counterpart regulations in the European Union and all other countries where compliance is required.  The Company and its subsidiaries are in compliance in all material respects with all reporting requirements under Applicable Laws, including, but not limited to, medical device reports (as defined by 21 C.F.R. Part 803), reports of corrections and removals (as defined by 21 C.F.R. Part 806), and the reporting and recordkeeping requirements under the Quality System regulation of the FDA, and counterpart regulations and requirements in other countries where compliance is required.

(xxviii)   The Company and its subsidiaries carry, or are covered by, insurance from insurers with appropriately rated claims paying abilities in such amounts and covering such risks as, in the reasonable judgment of the Company, is adequate and customary for the conduct of its business and the value of their properties and customary for companies engaged in similar businesses in similar industries; all policies of insurance and any fidelity or surety bonds insuring the Company and its subsidiaries or their business, assets, employees, officers and directors are in full force and effect in all material respects. The Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects and there are no material claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause.  Neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for.  Neither the Company nor any of its subsidiaries has reason to believe that it will not be able to (A) renew its existing insurance coverage as and when such coverage expires or (B) to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not have a Material Adverse Effect.

(xxix)     The Company is not, and, after giving effect to the offering and sale of the Securities, will not be, an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(xxx)      The preclinical studies, tests, and clinical trials conducted by or, to the Company’s knowledge, on behalf of the Company or its subsidiaries were and, if still pending, are being conducted in all material respects in accordance with experimental protocols, procedures and controls pursuant to, where applicable, accepted professional and scientific standards and all Applicable Laws and Authorizations, including, without limitation, the approved Investigational Device Exemption, other applicable federal, state, local or foreign government or regulatory requirements, and the rules, regulations, requirements, and guidance regarding human subject protections.  The Company has not received any notices or correspondence from FDA or any other Governmental Authority or Institutional Review Board or comparable authority requiring the termination, suspension or material modification of any studies, tests or preclinical or clinical trials conducted, or to be conducted, by or on behalf of the Company or its subsidiaries.  The Company is not currently aware of any information regarding the studies, tests and trials described or referred to in the Registration Statement, the Time of Disclosure Package and the Prospectus that would reasonably be expected to have a material adverse effect on the results of such studies, tests and trials.

(xxxi)     No approval of the stockholders of the Company under the rules and regulations of NASDAQ (including Rule 5635 of the NASDAQ Listing Rules), is required for the Company to issue and deliver the Securities to the Underwriters.

(xxxii)    There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxxiii)   The Company has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-14 and 15d-14 under the Exchange Act) and such controls and procedures are effective in ensuring that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and the principal financial officer.  The Company has utilized such controls and procedures in preparing and evaluating the disclosures in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus.

(xxxiv)   Neither the Company nor any controlled affiliate of the Company has taken, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the Exchange Act.

(xxxv)    None of the Company or any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries (excluding, for clarity, the Underwriters and their respective subsidiaries officers, directors, employees and affiliates, as to whom no representation is made), is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of applicable domestic and foreign anti-bribery and anti-corruption laws, including the United Kingdom Bribery Act of 2010 (the “Bribery Act”) and the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA. The Company and, to the knowledge of the Company, its affiliates (excluding, for clarity, the Underwriters and their respective subsidiaries officers, directors, employees and affiliates, as to whom no representation is made) have conducted their businesses in compliance with, and have instituted and maintain policies and procedures reasonably designed to ensure, and which are reasonably expected to continue to result in, continued compliance with applicable domestic and foreign anti-bribery and anti-corruption laws.

(xxxvi)   The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions in which the Company or any of its subsidiaries conducts business and the rules and regulations thereunder, and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Authority involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxxvii)  None of the Company or any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries (excluding, for clarity, the Underwriters and their respective subsidiaries officers, directors, employees and affiliates, as to whom no representation is made) is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions.  The Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person (A) to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or (B) in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(xxxviii) To the Company’s knowledge, no transaction has occurred between or among the Company and its subsidiaries, on the one hand, and any of the

Company’s officers, directors or 5% stockholders or any affiliate or affiliates of any such officer, director or 5% stockholders that is required to be described, but is not so described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus.

(xxxix)   Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and except where any of the below events or circumstances would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

(A)          neither the Company nor any of its subsidiaries is in violation of any applicable federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy, rule of common law or any applicable judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decision, decree, judgment, or order of any Governmental Authority or any court, domestic or foreign, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws;

(B)          the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements;

(C)          there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or any of its subsidiaries; and

(D)          there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Authority, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(xl)          (i) To the knowledge of the Company, no “prohibited transaction” as defined under Section 406 of ERISA or Section 4975 of the Code and not exempt under ERISA Section 408 and the regulations and published interpretations thereunder has occurred with respect to any Employee Benefit Plan.  At no time has the Company or any ERISA Affiliate maintained, sponsored, participated in, contributed to or has or had any liability or obligation in respect of any Employee Benefit Plan subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA, or Sections 412, 430 or 4971 of the Code or Section 302 of ERISA, or any “multiemployer plan” as defined in Section 3(37) of ERISA or any multiple employer plan for which the Company or any ERISA Affiliate has incurred or could incur liability under Section 4063 or 4064 of ERISA.

No Employee Benefit Plan provides or promises, or at any time provided or promised, Company-funded retiree health, life insurance, or other retiree welfare benefits except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or similar state law.  Each Employee Benefit Plan is and has been operated in material compliance with its terms and all applicable laws, including but not limited to ERISA and the Code and, to the knowledge of the Company, no event has occurred (including a “reportable event” as such term is defined in Section 4043 of ERISA) and no condition exists that would subject the Company or any ERISA Affiliate to any material tax, fine, lien, penalty or liability imposed by ERISA, the Code or other applicable law.  Each Employee Benefit Plan intended to be qualified under Code Section 401(a) is so qualified and has a favorable determination letter or uses prototype or volume submitter documents that are covered by an opinion or advisory letter from the IRS upon which it can rely, and any such determination, opinion or advisory letter remains in effect and has not been revoked; to the knowledge of the Company, nothing has occurred since the date of any such determination, opinion or advisory letter that is reasonably likely to adversely affect such qualification; (ii) with respect to each Foreign Benefit Plan, such Foreign Benefit Plan (A) if intended to qualify for special tax treatment, meets, in all material respects, the requirements for such treatment, and (B) if required to be funded, is funded to the extent required by applicable law, and with respect to all other Foreign Benefit Plans, adequate reserves therefore have been established on the accounting statements of the applicable Company or subsidiary; (iii) the Company does not have any obligations under any collective bargaining agreement with any union and no organization efforts are underway with respect to Company employees.  As used in this Agreement, “Code” means the Internal Revenue Code of 1986, as amended; “Employee Benefit Plan” means any “employee benefit plan” within the meaning of Section 3(3) of ERISA, including, without limitation, all stock purchase, stock option, stock-based severance, employment, change-in-control, medical, disability, fringe benefit, bonus, incentive, deferred compensation, employee loan and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, under which (A) any current or former employee, director or independent contractor of the Company or its subsidiaries has any present or future right to benefits and which are contributed to, sponsored by or maintained by the Company or any of its respective subsidiaries or (B) the Company or any of its subsidiaries has had or has any present or future obligation or liability; “ERISA” means the Employee Retirement Income Security Act of 1974, as amended; “ERISA Affiliate” means any member of the company’s “controlled group” as defined in Code Section 414(b), (c), (m) or (o); and “Foreign Benefit Plan” means any Employee Benefit Plan established, maintained or contributed to outside of the United States of America or which covers any employee working or residing outside of the United States.

(xli)         Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus or otherwise in the ordinary course of its distribution network or as would not reasonably be expected to result in a Material Adverse Effect, neither the Company nor any of its subsidiaries has granted rights to develop, manufacture, produce, assemble, distribute, license, market or sell its products to any other person and is not bound by any agreement that affects the exclusive right of the Company or any of its subsidiaries to develop, manufacture, produce, assemble, distribute, license, market or sell its products.

(xlii)        (A) No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened or imminent that could have a Material Adverse Effect, and (B) the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers that could have a Material Adverse Effect.

(xliii)       No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Time of Sale Disclosure Package and the Prospectus.

(xliv)       Any statistical and market-related data included in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate in all material respects and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(b)           Any certificate signed by any officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

3.             Purchase, Sale and Delivery of Securities.

(a)           On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell the Firm Shares to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule A, (A) the number of Firm Shares set forth in Schedule A opposite its name plus (B) any additional number of Firm Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

The Firm Shares will be delivered by the Company and the Custodian to the Underwriters against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Company and the Custodian, as appropriate, at the offices of Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036, or such other location as may be mutually acceptable, at 9:00 a.m. Eastern time on the third (or if the Securities are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after 4:30 p.m. Eastern time, the fourth) full business day following the date hereof (unless postponed in accordance with the provisions of Section 10), or at such other time and date as the Representatives and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act, such time and date of delivery being herein referred to as the “Closing Date.” If the Representatives so elect, delivery of the Firm Shares may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Underwriters.  Certificates representing the Firm Shares, in definitive form and in such denominations and registered in such names as the Representatives may request upon at least two business days’ prior notice to the Company and the Custodian, will be made available for checking at a reasonable time preceding the Closing Date at the offices of Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York  10036, or such other location as may be mutually acceptable.

(b)           On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants to the Underwriters; severally and not jointly, an option to purchase all or any portion of the Option Shares at the same purchase price as the Firm Shares, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Option Shares. The option granted hereunder may be exercised in whole or in part at any time from time to time within 30 days after the effective date of this Agreement upon notice (confirmed in writing) by the Representatives to the Company setting forth the aggregate number of Option Shares as to which the several Underwriters are then exercising the option, the names and denominations in which the certificates for the Option Shares are to be registered and the date and time, as determined by the Representatives, when the Option Shares are to be delivered, any such time and date being herein referred to as a “Date of Delivery,” respectively; provided, however, that each Date of Delivery shall not be earlier than the Closing Date nor earlier than the second business day after the date on which the option shall have been exercised.  If the option is exercised as to all or any portion of the Option Shares, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Shares then being purchased which the number of Firm Shares set forth in Schedule A opposite the name of such Underwriter bears to the total number of Firm Shares, subject, in each case, to such adjustments as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.  No Option Shares shall be sold and delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered.

The Option Shares will be delivered by the Company and the Custodian to the Underwriters for the accounts of the Underwriters against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Company or the Custodian, as appropriate, at the offices of Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036, or such other location as may be mutually acceptable at 9:00 a.m., Eastern time, on each Date of Delivery.  If the Representatives so elect, delivery of the Option Shares may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Underwriters.  It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Firm Shares and the Option Shares, if any, which it has agreed to purchase. Certificates representing the Option Shares in definitive form and in such denominations and registered in such names as each Underwriter has set forth in its notice of option exercise, or evidence of their issuance, will be made available for checking at a reasonable time preceding each Date of Delivery at the office of Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036, or such other location as may be mutually acceptable.

4.             Covenants.  The Company covenants and agrees with each Underwriter as follows:

(a)           During the period beginning on the date hereof and ending on the later of the last possible Date of Delivery or such date as, in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered (assuming the absence of Rule 172 under the Securities Act), in connection with sales by an Underwriter or dealer (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, including any Rule 462(b) Registration Statement, the Time of Sale Disclosure Package or the Prospectus, the Company shall furnish to the Representatives for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Representatives or counsel to the Underwriters reasonably object.  Subject to this Section 4(a), immediately following execution of this Agreement, the Company will prepare the Prospectus containing the Rule 430B Information and other selling terms of the

Securities, the plan of distribution thereof and such other information as may be required by the Securities Act or the Rules and Regulations or as the Underwriters and the Company may deem appropriate, and if requested by the Underwriters, an Issuer Free Writing Prospectus containing the selling terms of the Securities and such other information as the Company and the Underwriters may deem appropriate, and will file or transmit for filing with the Commission, in accordance with Rule 424(b) or Rule 433, as the case may be, copies of the Prospectus and each Issuer Free Writing Prospectus.

(b)           After the date of this Agreement and during the Prospectus Delivery Period, the Company shall promptly advise the Representatives in writing of: (i) the receipt of any comments of, or requests for additional or supplemental information from, the Commission; (ii) the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any Preliminary Prospectus, the Time of Sale Disclosure Package or the Prospectus; (iii) the time and date that any post-effective amendment to the Registration Statement becomes effective; (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending its use or the use of any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus; or (v) any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes.  If the Commission shall enter any such stop order at any time, the Company will use its best reasonable efforts to obtain the lifting of such order at the earliest possible moment.  Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 430B, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b), Rule 433 or Rule 462 were received in a timely manner by the Commission (without reliance on Rule 424(b)(8) or Rule 164(b)).

(c)

(i)            During the Prospectus Delivery Period, the Company will comply as far as it is able with all requirements imposed upon it by the Securities Act and by the Rules and Regulations, as from time to time in force, and by the Exchange Act so far as necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof, the Time of Sale Disclosure Package and the Prospectus.  If during such period any event occurs as a result of which the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary or appropriate in the opinion of the Company or its counsel or the Representatives or counsel to the Underwriters to amend the Registration Statement or supplement the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) to comply with the Securities Act or to file under the Exchange Act any document which would be deemed to be incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, the Company will promptly notify the Representatives and will amend the Registration Statement or supplement the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) or file such document (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

(ii)                                  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Statutory Prospectus or the Prospectus that has not been superseded or modified or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company has promptly notified or promptly will notify the Representatives and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(iii)                               If immediately prior to the third anniversary of the initial effective date of the Registration Statement, any of the Securities remain unsold by the Underwriters, the Company will prior to that third anniversary file, if it has not already done so, a new shelf registration statement relating to the Securities, in a form satisfactory to the Underwriters, will use its best efforts to cause such registration statement to be declared effective within 180 days after that third anniversary, and will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities.  References herein to the Registration Statement shall include such new shelf registration statement.

(d)                                 The Company shall take or cause to be taken all necessary action to qualify the Securities for sale under the securities laws of such jurisdictions as the Representatives reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Securities, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any state or other jurisdiction.

(e)                                  The Company will furnish, at its own expense, to the Representatives and counsel for the Underwriters copies of the Registration Statement (which will include, if requested by the Representatives, three complete manually signed copies of the Registration Statement and all consents and exhibits filed therewith), and to the Representatives and any dealer each Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representatives may from time to time reasonably request.

(f)                                   During a period of five years commencing with the date hereof, the Company will furnish to the Representatives, if so requested by the Representatives in writing, copies of all periodic and special reports furnished to the stockholders of the Company and all information, documents and reports filed with the Commission, FINRA or any securities exchange (other than any such information, documents and reports that are filed with the Commission electronically via EDGAR or any successor system).

(g)                                  The Company will make generally available to its security holders as soon as practicable, but in no event later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.

(h)                                 The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or cause to be paid (i) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the delivery to the Underwriters of the

Securities; (ii) all expenses and fees (including, without limitation, fees and expenses of the Company’s accountants and counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Securities, each Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus and any amendment thereof or supplement thereto, and the printing, delivery, and shipping of this Agreement and other underwriting documents; (iii) all filing fees and fees and disbursements of the Underwriters’ counsel incurred in connection with the qualification of the Securities for offering and sale by the Underwriters or by dealers under the applicable securities laws of jurisdictions which the Underwriters shall designate, including the filing fees and fees and disbursements of Underwriters counsel incident to any required review and approval by FINRA of the terms of the sale of the Securities,  provided, however, that such costs and expenses provided for in this clause (iii) shall not exceed $20,000 in the aggregate without the prior consent of the Company ; (iv) the fees and expenses of the Custodian and any transfer agent or registrar; (v) listing fees, if any; (vi) the cost and expenses of the Company relating to investor presentations or any “roadshow” undertaken in connection with marketing of the Securities, including without limitation, expenses associated with the production of roadshow slides and graphics, fees and expenses of any consultants engaged in connection with the roadshow presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the roadshow; (vii) all other costs and expenses of the Company incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein; and (viii) all other costs and expenses of the Underwriters (including reasonable fees and disbursements of counsel) incident to the performance of their obligations hereunder not otherwise specifically provided for herein, provided, however, such costs and expenses provided for in this clause (viii) shall not exceed $100,000 in the aggregate (the “Reimbursement Limit”) without the prior consent of the Company.

(i)                                     The Company will apply the net proceeds from the sale of the Securities to be sold by it hereunder for the purposes set forth in the Time of Sale Disclosure Package and in the Prospectus.

(j)                                    During a period of 90 days from the date of the Prospectus (the “Lock-Up Period”), the Company will not, without the prior written consent of Merrill Lynch, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the Securities Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise.  The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus or (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan referred to in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus. Additionally, notwithstanding anything herein to the contrary, the Company may in anticipation of the expiration of its current registration statement on Form S-3 (File No. 333-19305) on May 21, 2017 and, without prior consent from, or notice to, any Underwriter, prepare and file with the Commission a registration statement on Form S-3 in respect of securities of the Company, including shares of Common Stock and securities convertible into or exercisable or exchangeable for

Common Stock, no earlier than May 15, 2017,  provided that this shall not permit any offers or sales or any other transaction that would otherwise be prohibited by this clause (j).

(k)                                 The Company has caused to be delivered to the Representatives prior to the date of this Agreement a letter, substantially in the form of Exhibit A hereto (the “Lock-Up Agreement”), signed by each of the Company’s directors and executive officers listed in Schedule B hereto.  The Company will enforce the terms of each Lock-Up Agreement and issue stop-transfer instructions to the transfer agent for the Common Stock with respect to any transaction or contemplated transaction that would constitute a breach of or default under the applicable Lock-Up Agreement.

(l)                                     The Company will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(m)                             The Company will not incur any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(n)                                 During the Prospectus Delivery Period, the Company will file on a timely basis with the Commission such periodic and special reports as required by the Rules and Regulations.

(o)                                 The Company and its subsidiaries will maintain such controls and other procedures, including without limitation those required by the Exchange Act and the applicable regulations thereunder, that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and its principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure, to ensure that material information relating to Company, including its subsidiaries, is made known to them by others within those entities.

(p)                                 The Company and its subsidiaries will comply in all material respects with all applicable provisions of the Sarbanes-Oxley Act.

(q)                                 The Company represents and agrees that, unless it obtains the prior written consent of the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Securities Act, required to be filed with the Commission; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule I.  Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

5.                                      Conditions of Underwriters’ Obligations.  The obligations of the several Underwriters hereunder are subject to the accuracy, as of the date hereof, at the Closing Date and any Date of Delivery

(as if made at such Closing Date), of and compliance with all representations, warranties and agreements of the Company contained herein or made pursuant hereto to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)                                 If filing of the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, is required under the Securities Act or the Rules and Regulations, the Company shall have filed the Prospectus (or such amendment or supplement) or such Issuer Free Writing Prospectus with the Commission in the manner and within the time period so required (without reliance on Rule 424(b)(8) or Rule 164(b)); the Registration Statement shall remain effective; no stop order suspending the effectiveness of the Registration Statement or any part thereof, any Rule 462(b) Registration Statement, or any amendment thereof, nor suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; any request of the Commission for additional information (to be included in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or otherwise) shall have been complied with to the Representatives’ satisfaction.

(b)                                 The Representatives shall not have advised the Company that (i) the Registration Statement or any amendment thereof or supplement thereto contains an untrue statement of a material fact which, in the Representatives’ opinion, is material or omits to state a material fact which, in the Representatives’ opinion, is required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Time of Sale Disclosure Package or the Prospectus, or any amendment thereof or supplement thereto, or any Issuer Free Writing Prospectus contains an untrue statement of fact which, in the Representatives’ opinion, is material, or omits to state a fact which, in the Representatives’ opinion, is material and is required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

(c)                                  (i) Except as contemplated in the Time of Sale Disclosure Package and in the Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package, neither the Company nor any of its subsidiaries shall have incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and (ii) there shall not have been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants), or any material change in the short-term or long-term debt of the Company, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of the Company or any of its subsidiaries, or any Material Adverse Change or any development involving a prospective Material Adverse Change (whether or not arising in the ordinary course of business), or any loss by strike, fire, flood, earthquake, accident or other calamity, whether or not covered by insurance, incurred by the Company or any subsidiary, the effect of which, in any such case described above, in the Representatives’ judgment, makes it impractical or inadvisable to offer or deliver the Securities on the terms and in the manner contemplated in the Time of Sale Disclosure Package and in the Prospectus.

(d)                                 On the Closing Date and any Date of Delivery, there shall have been furnished to the Representatives the opinion and disclosure letter of Parr Brown Gee & Loveless, counsel for the Company, dated such Closing Date or Date of Delivery, as applicable, and addressed to the Representatives, in each case substantially in the forms attached hereto as Exhibit B.

(e)                                  On the Closing Date and any Date of Delivery, there shall have been furnished to the Representatives the opinion of Stoel Rives, LLP, special intellectual property counsel for the Company, dated such Closing Date or Date of Delivery, as applicable, and addressed to the Representatives in form and substance acceptable to the Representatives.

(f)                                   On the Closing Date and any Date of Delivery, there shall have been furnished to the Representatives the opinion of Covington & Burling LLP, special regulatory counsel for the Company, dated such Closing Date or Date of Delivery, as applicable, and addressed to the Representatives in form and substance acceptable to the Representatives.

(g)                                  On the Closing Date and any Date of Delivery, there shall have been furnished to the Representatives, such opinion and disclosure letter of Shearman & Sterling LLP, counsel for the Underwriters, dated such Closing Date or Date of Delivery, as applicable, and addressed to the Representatives, in form and substance acceptable to the Representatives, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters.

(h)                                 On the date hereof, the Closing Date and any Date of Delivery, the Representatives shall have received a letter from Deloitte & Touche LLP, dated such date and addressed to the Representatives, confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, and stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Time of Sale Disclosure Package, as of a date not prior to the date hereof or more than three days prior to the date of such letter), the conclusions and findings of said firm with respect to the financial information and other matters covered by its letter delivered to the Representatives concurrently with the execution of this Agreement, and the effect of the letter so to be delivered on such Closing Date or Date of Delivery, as applicable, shall be to confirm the conclusions and findings set forth in such prior letter.

(i)                                     On the date hereof, the Closing Date and any Date of Delivery, the Representatives shall have received a letter from PricewaterhouseCoopers LLP, dated such date and addressed to the Representatives, confirming that they are independent certified public accountants with respect to DFINE, Inc. and its subsidiary under Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants, and its rulings and interpretations, and stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Time of Sale Disclosure Package, as of a date not prior to the date hereof or more than three days prior to the date of such letter), the conclusions and findings of said firm with respect to the financial information and other matters covered by its letter delivered to the Representatives concurrently with the execution of this Agreement, and the effect of the letter so to be delivered on such Closing Date or Date of Delivery, as applicable, shall be to confirm the conclusions and findings set forth in such prior letter.

(j)                                    On the Closing Date and each Date of Delivery, there shall have been furnished to the Representatives, a certificate, dated the Closing Date or such Date of Delivery, as applicable, and addressed to the Representatives, signed by the chief executive officer and by the chief financial officer of the Company, to the effect that:

(i)                                     The representations and warranties of the Company in this Agreement are true and correct, in all material respects, as if made at and as of such Closing Date or Date of Delivery, as applicable, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date or Date of Delivery, as applicable;

(ii)                                  No stop order or other order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof or the qualification of the Securities for offering or sale nor suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, has been issued, and no proceeding for that purpose has been instituted or, to the best of their knowledge, is contemplated by the Commission or any state or regulatory body; and

(iii)                               The signers of said certificate have carefully examined the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and any amendments thereof or supplements thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Time of Sale Disclosure Package and the Prospectus), and

(A)                               each part of the Registration Statement and the Prospectus, and any amendments thereof or supplements thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus) contain, and contained, when such part of the Registration Statement (or such amendment) became effective, all statements and information required to be included therein, each part of the Registration Statement, or any amendment thereof, does not contain, and did not contain, when such part of the Registration Statement (or such amendment) became effective, any untrue statement of a material fact or omit to state, and did not omit to state when such part of the Registration Statement (or such amendment) became effective, any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented, does not include and did not include as of its date, or the time of first use within the meaning of the Rules and Regulations, any untrue statement of a material fact or omit to state and did not omit to state as of its date, or the time of first use within the meaning of the Rules and Regulations, a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading,

(B)                               neither (1) the Time of Sale Disclosure Package nor (2) any individual Issuer Limited-Use Free Writing Prospectus, when considered together with the Time of Sale Disclosure Package, include, nor included as of the Time of Sale any untrue statement of a material fact or omits, or omitted as of the Time of Sale, to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading,

(C)                               since the Time of Sale, there has occurred no event required to be set forth in an amended or supplemented prospectus which has not been so set forth, and there has been no document required to be filed under the Exchange Act that upon such filing would be deemed to be incorporated by reference into the Time of Sale Disclosure Package or into the Prospectus that has not been so filed,

(D)                               subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package and in the Prospectus, neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, not in the ordinary course of business, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock, and except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants), or any material change in the short-term or long-term debt, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company, or any of its subsidiaries, or any Material Adverse Change or any development which could reasonably be expected to result in any Material Adverse Change (whether or not arising in the ordinary course of business), or any loss by strike, fire, flood, earthquake, accident or other calamity, whether or not covered by insurance, incurred by the Company or any subsidiary, and

(E)                                except as stated in the Time of Sale Disclosure Package and in the Prospectus, there is not pending, or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Company or any of its subsidiaries is a party before or by any court or Governmental Authority or body, or any arbitrator, which could reasonably be expected to result in any Material Adverse Change.

(k)                                 On the date hereof, the Closing Date and any Date of Delivery, the Representatives shall have received a certificate, dated the respective date of delivery thereof, of its chief financial officer with respect to certain financial data contained in the Time of Sale Disclosure Package and the Prospectus, which certificate shall be substantially in the form attached hereto as Exhibit C.

(l)                                     FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(m)                             The Company shall have furnished to the Representatives and counsel for the Underwriters such additional documents, certificates and evidence as the Representatives or counsel for the Underwriters may have reasonably requested.

(n)                                 The Securities to be delivered on such Closing Date or Date of Delivery, as applicable, have been approved for listing on NASDAQ, subject to official notice of issuance.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to the Representatives and counsel for the Underwriters.  The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and other documents as the Representatives shall reasonably request.

6.                                      Indemnification and Contribution.

(a)                                 The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers, selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities, to which the Underwriter may become subject, under the Securities Act or otherwise (including in settlement of any litigation if, subject to subsection (d) below, such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the 430B Information and any other information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to the Rules and Regulations, if applicable, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or in any materials or information provided to investors by, or at the instruction of, the Company in connection with the marketing of the offering of the

Securities (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriter for any legal or other expenses (including the reasonable fees and disbursements of counsel chosen by Merrill Lynch and Piper Jaffray) reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action (including any litigation and any investigation or proceeding by any governmental agency or body, commenced or threatened), as those expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any such amendment or supplement, any Issuer Free Writing Prospectus or in any Marketing Materials made in reliance upon, and in conformity with, the Underwriter Information.

(b)                                 Each Underwriter severally agrees to indemnify and hold harmless the Company, its affiliates, directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any such amendment or supplement, or any Issuer Free Writing Prospectus was made in reliance upon, and in conformity with, the Underwriter Information.

(c)                                  Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure (through the forfeiture of substantive rights or defenses).  In the case of parties indemnified pursuant to subsection (a) above, counsel to the indemnified parties shall be selected by Merrill Lynch and Piper Jaffray, and, in the case of parties indemnified pursuant to subsection (b) above, counsel to the indemnified parties shall be selected by the Company.  In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein at its own expense; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.  In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to local counsel and not including the indemnifying parties’ own counsel) for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations and circumstances.  An indemnifying party shall not be obligated under any settlement agreement relating to any action under this Section 6 to which it has not agreed in writing, subject to subsection (d) below.  In addition, no indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld or delayed), effect any settlement of any pending or threatened proceeding unless such settlement includes an unconditional release of such indemnified party for all liability on claims that are the subject matter of such proceeding and does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d)                                 If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement contemplated by subsection (a) above effected without its written consent if (but only if) (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement and the indemnified party’s intention to settle at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e)                                  If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this subsection (e).  The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action (including any litigation and any investigation or proceeding by any governmental agency or body, commenced or threatened) or claim which is the subject of this subsection (e).  Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the Securities underwritten by it and distributed to the public exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ respective obligation to contribute pursuant to this clause (e) are several and not joint and shall be in proportion to the number of Firm Shares set forth opposite their respective names in Schedule A.

(f)                                   The obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriter within the meaning of the Securities Act; and the obligations of the Underwriter under this Section 6 shall be in addition to any liability that the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Securities Act.

7.                                      Representations and Agreements to Survive Delivery.  All representations, warranties, and agreements of the Company herein or in certificates delivered pursuant hereto, including but not limited to the agreements of the Underwriters and the Company contained in Section 6 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriters or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, and shall survive delivery of, and payment for, the Securities to and by the Underwriters hereunder.

8.                                      Termination of this Agreement.

(a)                                 The Representatives shall have the right to terminate this Agreement by giving notice to the Company as hereinafter specified at any time at or prior to the Closing Date, and the option referred to in Section 3(b), if exercised, may be cancelled at any time prior to any Date of Delivery, if (i) there has been, in the judgment of the Representatives, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus (except as disclosed as of the date hereof in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus), any material adverse change, including any material adverse change as a result of a strike, fire, flood, earthquake, accident or other calamity, in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its consolidated subsidiaries considered as one entity, whether or not arising in the ordinary course of business; (ii) the Company shall have failed, refused or been unable, at or prior to such Closing Date or Date of Delivery, as applicable, to perform any agreement on its part to be performed hereunder; (iii) any condition set forth in Section 5 to the Underwriters’ obligations  to close is not fulfilled; (iv) trading in the Common Stock shall have been suspended by the Commission or The NASDAQ Stock Market or trading in securities generally on the NASDAQ Stock Market, New York Stock Exchange or the NYSE Amex Equities shall have been suspended; (v) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on The NASDAQ Stock Market, New York Stock Exchange or the NYSE Amex Equities, by such exchange or by order of the Commission or any other Governmental Authority having jurisdiction; (vi) a banking moratorium shall have been declared by federal or state authorities; or (vii) there shall have occurred any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration by the United States of a national emergency or war, any change in financial markets, any substantial change or development involving a prospective substantial change in United States or international political, financial or economic conditions, or any other calamity or crisis that, in the Representatives’ judgment, is material and adverse and makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Securities.  Any such termination shall be without liability of any party to any other party except that the provisions of Section 4(h) and Sections 6, 7, 13, 14 and 15 hereof shall at all times be effective and shall survive such termination.

(b)                                 If the Representatives elect to terminate this Agreement as provided in this Section 8, the Company shall be notified promptly by the Representatives by telephone, confirmed by letter.

(c)                                  If this Agreement is terminated by the Representatives (x) as a result of the Company’s failure to satisfy any of the conditions required to be satisfied by it pursuant to Section 5 (other than as a result of failure by Shearman & Sterling LLP to deliver its opinion in accordance with Section 5(f)) or (y) following the occurrence of the events described in Section 9, the Company shall reimburse any non-defaulting Underwriters upon demand for all of their documented out-of-pocket expenses reasonably incurred by such non-defaulting Underwriters in connection with the proposed purchase, offering and sale of the Securities, including the reasonable and documented fees and disbursements of Shearman & Sterling LLP.

9.                                      Default by the Company.  If the Company shall fail at the Closing Date to sell and deliver the number of Securities which it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of the Underwriters or, except as provided in Sections 6 and 10 hereof, any non-defaulting party.  No action taken pursuant to this Section 9 shall relieve the Company from liability, if any, in respect of such default.

10.                               Default by One or More of the Underwriters.  If one or more of the Underwriters shall fail at the Closing Date or any Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters reasonably satisfactory to the Company, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(a)                                 if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b)                                 if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Date, the obligation of the Underwriters to purchase, and the Company to sell, the Option Shares to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Date, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Shares, as the case may be, either the (i) Representatives or (ii) the Company shall have the right to postpone the Closing Date or any Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus or in any other documents or arrangements.  As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

11.                               Notices.  Except as otherwise provided herein, all communications hereunder shall be in writing and, if to the Underwriters, shall be mailed or delivered to the Representatives c/o (a) Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036, Attention:  Syndicate Department (facsimile:  (646) 855-3073), with a copy to ECM Legal (facsimile:  (212) 230-

8730) and (b) Piper Jaffray & Co., U.S. Bancorp Center, 800 Nicollet Mall, Minneapolis, Minnesota 55402, Attention:  Equity Capital Markets, with a copy to General Counsel; if to the Company, shall be mailed or delivered to it at Merit Medical Systems, Inc., 1600 West Merit Parkway, South Jordan, UT 84095, Attention:  Chief Legal Officer (Brian G. Lloyd).  Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

12.                               Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 6.  Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained.  The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Securities from the Underwriters.

13.                               Absence of Fiduciary Relationship.  The Company acknowledges and agrees that:  (a) the several Underwriters have been retained solely to act as underwriters in connection with the sale of the Securities and that no fiduciary, advisory or agency relationship between the Company and the Underwriters have been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriters have advised or is advising the Company on other matters; (b) the price and other terms of the Securities set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Underwriters and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that certain of the Underwriters and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Underwriters  have no obligation to disclose such interest and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; (d) it has been advised that the Underwriters are acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of itself, and not on behalf of the Company; (e) it, he or she waives to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty in respect of any of the transactions contemplated by this Agreement and agrees that the Underwriters shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

14.                               Governing Law.  THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

15.                               Waiver of Jury Trial. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), each of the Representatives and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

16.                               Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (a) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (b) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding.  Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

17.                               Time. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

18.                               Counterparts.  This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

19.                               General Provisions.  This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.  This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.  The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

[Signature Page Follows]

Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement between the Company and the Representatives in accordance with its terms.

Very truly yours,

MERIT MEDICAL SYSTEMS, INC.

By	/s/ Fred P. Lampropoulos
Fred P. Lampropoulos President and Chief Executive Officer

CONFIRMED AND ACCEPTED,
                                                as of the date first above mentioned:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By	/s/ Milton Hsu
NAME: Milton Hsu
TITLE: Managing Director

PIPER JAFFRAY & CO.

By	/s/ Neil Riley
NAME: Neil Riley
TITLE: Managing Director

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

SCHEDULE A

The initial public offering price per share for the Securities shall be $28.25.

The purchase price per share for the Securities to be paid by the several Underwriters shall be $26.555, being the amount equal to the initial public offering price set forth above less $1.695 per share, subject to adjustment in accordance with Section 3(b) for dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Option Shares.

Name of Underwriter	Number of Firm Shares

Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,462,500
Piper Jaffray & Co.	1,237,500
Wells Fargo Securities LLC	900,000
Canaccord Genuity Inc.	337,500
Raymond James & Associates, Inc.	337,500
SunTrust Robinson Humphrey, Inc.	225,000

Total	4,500,000

SCHEDULE B

List of Persons and Entities Subject to Lock-up

SCHEDULE I

Issuer General Free Writing Prospectuses

None.

SCHEDULE II

Pricing Information

1.              The Company is selling 4,500,000 shares of Common Stock.

2.              The Company has granted an option to the Underwriters, severally and not jointly, to purchase up to an additional 675,000 shares of Common Stock.

3.              The public offering price per share for the Securities shall be $28.25.

SCHEDULE III

Part A — Subsidiaries of Merit Medical Systems, Inc.

	Subsidiary Name	Jurisdiction of Organization
1.	BioSphere Medical Japan, Inc.	Delaware
2.	BioSphere Medical SA	France
3.	BioSphere Medical, Inc.	Delaware
4.	BSMD Ventures, Inc.	Delaware
5.	DFine Inc.	Delaware
6.	DFine Europe GmbH	Germany
7.	LLC Merit Technologies	Russia
8.	Merit Holdings, Inc.	Utah
9.	Merit Maquiladora México, S. de R.L. de C.V.	Mexico
10.	Merit Medical (NRI) Ireland Limited	Ireland
11.	Merit Medical Asia Company Limited	Hong Kong
12.	Merit Medical Australia Pty Ltd.	Australia
13.	Merit Medical Austria GmbH	Austria
14.	Merit Medical Beijing Co. Ltd.	China
15.	Merit Medical Belgium B.V.B.A.	Belgium
16.	Merit Medical Canada Ltd.	Canada
17.	Merit Medical Coatings B.V.	Netherlands
18.	Merit Medical Comercialização, Distribuição, Importação e Exportação de Produtos Hospitalares Ltda	Brazil
19.	Merit Medical Denmark A/S	Denmark
20.	Merit Medical Finland Ltd.	Finland
21.	Merit Medical France SAS	France
22.	Merit Medical GmbH	Germany
23.	Merit Medical Systems, India Private Ltd.	India
24.	Merit Medical Ireland, Ltd.	Ireland
25.	Merit Medical Italy S.R.L.	Italy
26.	Merit Medical Japan KK	Japan
27.	Merit Medical Korea Co., Ltd.	South Korea
28.	Merit Medical Malaysia Sdn. Bhd	Malaysia

29.	Merit Medical ME FZ-LLC	United Arab Emirates
30.	Merit Medical Nederland B.V.	Netherlands
31.	Merit Medical Norway AS	Norway
32.	Merit Medical Portugal, S.A.	Portugal
33.	Merit Medical Spain S.L. Unipersonal	Spain
34.	Merit Medical Switzerland AG	Switzerland
35.	Merit Medical System’s NRI Limited	Ireland
36.	Merit Medical Systems AB	Sweden
37.	Merit Medical Systems India Private Limited	India
38.	Merit Medical Turkey Medical Products Trade Joint Stock Company	Turkey
39.	Merit Medical UK Limited	United Kingdom
40.	Merit Mexico Sales, S. de R.L. de C.V.	Mexico
41.	Merit Sensor Systems, Inc.	Utah
42.	Thomas Medical Products, Inc.	Pennsylvania
43.	Argon Medical Devices Singapore Pte Ltd.	Singapore
44.	Argon Critical Care Singapore PTE Ltd.	Singapore
45.	Argon Medical Devices Japan KK	Japan
46.	Argon Medical Devices Netherlands B.V.	Netherlands
47.	Argon Brasil Participacoes LTDA.	Brazil
48.	Argon Medical Consulting Shanghai Co Ltd.	China

Part B - Minority Investments of Merit Medical Systems, Inc.

	Entity Name	Jurisdiction of Organization	Approximate Ownership as of Dec. 31, 2016
1.	Bluegrass Vascular Technologies, Inc.	Delaware	19.5%
2.	Cagent Vascular, LLC	Delaware	18.6%
3.	XableCath Inc.	Delaware	14.0%

EXHIBIT A

Form of Lock-Up Agreement

EXHIBIT B

Form of Company Counsel Opinion and Disclosure Letter

EXHIBIT C

Form of Chief Financial Officer’s Certificate